UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2015

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

215 Morris Street Suite 205 Durham, NC 27701
(Address of principal executive offices)

(919) 237-2755

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02

Unregistered Sales of Equity Securities.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2015, Sibling Group Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Shenzhen City Qianhai Xinshi Education Management Co., Ltd. (“Shenzhen”) effective February 27, 2015 pursuant to which the Company issued shares of its common stock and warrants to purchase common stock to Shenzhen.  On April 6, 2015, Shenzhen exercised certain of these warrants pursuant to their terms. As a result, the Company issued  a total of 72,857,143 shares of its common stock in exchange for an aggregate purchase price of $5,526,966 paid from the paid-in capital of Shenzhen as follows: (i) 42,857,143 of the shares were issued at a price per share of $0.07 pursuant to Shenzhen’s exercise of certain warrants  acquired pursuant to the Securities Purchase Agreement (the “A Warrants”); and (ii)the remaining 30,000,000 shares were issued pursuant to the partial exercise by Shenzhen of certain other warrants acquired pursuant to the Securities Purchase Agreement (the “B Warrants”) at a price per share of $0.0842322, which is equivalent to the volume weighted average price for the Company’s common stock for the five trading days preceding April 6, 2015, the date of exercise.

As a result of the exercise of the B Warrants and pursuant to the terms of the B Warrants, the Company issued Shenzhen additional warrants to purchase an aggregate of 15,000,000 shares of the Company’s common stock at any time and from time to time for a period of five years from the date of the additional warrants at an exercise price per share equal to $0.0842322, the purchase price of the shares issued pursuant to the B Warrants.

As a result of Shenzhen’s exercise of the warrants described above, pursuant to the Advisory Fee Agreement with V3 Capital Partners, LLC which was described in the Current Report on Form 8-K filed with the SEC on March 6, 2015, we also issued a total of 6,061,708 shares of our common stock and warrants to purchase up to an aggregate of 30,154,269 shares of our common stock at any time and from time to time for a period of five years at an exercise price of $0.0842322 per share.

In each of the above described issuances of securities, the Company relied or will be relying upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as, among other things, the transactions did not involve public offerings and the securities were acquired by accredited investors for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  In addition, in connection with the Shenzhen transaction, the Company relied upon Regulation S promulgated under the Securities Act with respect to the Units offered in an offshore transaction

The foregoing descriptions of the Securities Purchase Agreement and the warrants do not purport to be complete and are qualified in their entireties by reference to such Securities Purchase Agreement and warrants, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 5.01

Changes in Control of Registrant.

As a result of the issuance of  the Company’s shares of common stock described in Item 3.02 of this Current Report on Form 8-K, Shenzhen holds 115,714,286 shares of the Company’s common stock, or 63.43% of the Company’s total issued and outstanding shares of common stock as of April 6, 2015

Pursuant to the terms of the remaining warrants, Shenzhen has the potential to purchase up to an additional 34,285,714 shares of the Company’s common stock.  If all shares underlying all warrants held by Shenzhen are ultimately issued to Shenzhen, Shenzhen will hold an aggregate of 150,000,000 shares of the Company’s common stock, or approximately 60.09% based on 249,645,009 total shares of common stock outstanding on a fully-diluted basis as of April 6, 2015 (calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act).  Of Shenzhen’s remaining warrants, 15,000,000 are exercisable at $0.0842322 per share, which would result in an additional $1,263,483 in proceeds to the Company. Because the purchase price of the remaining 19,285,714 shares that Shenzhen has the right to acquire pursuant to its warrants is dependent on the price of the Company’s common stock if and when such warrants are exercised, the Company is unable to calculate at this time the gross proceeds that would be received upon exercise of such warrants.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2015, the terms of the Securities Purchase Agreement provide that the Company will appoint two people designated by Shenzhen and certain other of the Company’s shareholders to serve on the Company’s board of directors.  As of the date of filing of this Current Report on Form 8-K, no such persons have been nominated to serve as directors. Other than such agreement to appoint directors, there is no understanding among Shenzhen, the Company or the Company’s shareholders with regard to the election of directors.

The description of the Securities Purchase Agreement, warrants issued thereunder and exercise of the warrants included under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference. Reference is also made to the description of the Securities Purchase Agreement and warrants included in the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2015.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 16, 2015, Andrew Honeycutt resigned from the Company’s Board of Directors.  The resignation was not related to any disagreement with the Company or due to any matter relating to the Company’s operations, policies or practices.

Item 7.01

Regulation FD Disclosure.

On April 9, 2015, the Company issued a press release regarding Shenzhen’s exercise of certain warrants as described in Item 3.02 of this Current Report on Form 8-K.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated April 9, 2015 (furnished herewith).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Date: April 10, 2015	By:	/s/ Brian OliverSmith
Brian OliverSmith, Chief Executive Officer

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